                                                                     EXHIBIT 4.3

                                     WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH THE SECURITIES COMMISSION OF ANY APPLICABLE STATE UNDER SUCH STATE'S SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH SECURITIES ACT AND THE APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES OR BLUE SKY LAWS.

                            WARRANT TO PURCHASE STOCK
                                       OF
                        SUPERCONDUCTOR TECHNOLOGIES, INC.

WARRANT NO.: I-1                                                  APRIL 28, 2004

      This Warrant certifies that, as a material inducement for Agility Capital, LLC, the original Holder (as defined below) to enter into that certain Loan and Security Agreement (the "Loan Agreement"), dated April 28, 2004, by and between Holder and Superconductor Technologies, Inc., a Delaware corporation (the "Company"), the Holder is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company at any time prior to 5:00 p.m. Pacific time on or before April 28, 2011 (the "Expiration Date") shares of Warrant Stock (as defined below) equal to the Exercise Quantity (as defined below) at a price per share equal to the Exercise Price (as defined below), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form substantially in the form attached hereto as Exhibit 1 and, if applicable, payment of the full Warrant Price for the shares of Warrant Stock so purchased in lawful money of the United States. The Exercise Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

      1. DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

            1.1 "Common Stock Equivalents" means collectively any rights, options or warrants to subscribe for or to purchase or otherwise acquire common stock or other securities or rights convertible into or exercisable or exchangeable for shares of the Company's common stock.

            1.2 "Company" means the "Company" as defined above and includes any Person (other than an individual) which shall succeed to or assume the obligations of the Company under and in accordance this Warrant.

            1.3 "Exercise Price" means: $1.85 per share of Warrant Stock; provided that if at any time there is an Event of Default (as defined in the Loan Agreement), Exercise Price means ninety percent (90%) of the average Fair Market Value of a share of Warrant Stock for the five (5) trading day period, beginning after the fifth (5(th)) trading day after the Events of Default,

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or the events or occurrences which constitute the Events of Default, are properly disclosed in a filing with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the SEC; provided further that if the Automatic Registration Statement (as defined in Section 6.2) is not effective prior to 5:00 p.m. Eastern Time on November 2, 2004 and continually effective and current thereafter in accordance with Section 6.2, Exercise Price means the lower of ninety percent (90%) of the average Fair Market Value of a share of Warrant Stock for the five (5) trading day period ending on the date immediately prior to the earlier of (i) the date thereafter that such registration actually becomes effective and current and (ii) the date the Holder exercises this Warrant with respect to such Warrant Stock.

            1.4 "Exercise Quantity" means 500,000 of Warrant Stock which amount shall be increased as follows: (i) upon the occurrence an Event of Default under the Loan Agreement or a Registration Breach, by 50,000 shares of Warrant Stock, (ii) on the thirty-first (31(st)) day after an Event of Default or Registration Breach until (x) the Obligations (as defined in the Loan Agreement) are paid in full indefeasibly and all Registration Breaches are fully cured or (y) the written waiver by the Lender, if any, and the Holder, as applicable, of all Events of Default and Registration Breaches, by an additional 100,000 shares of Warrant Stock; and (iii) on the first day of each thirty (30) day period beginning on the sixty-first (61(st)) day after an Event of Default or Registration Breach until (x) the Obligations are paid in full indefeasibly and all Registration Breaches are fully cured or (y) the written waiver by the Lender, if any, and the Holder, as applicable, of all Events of Default and Registration Breaches, by an additional 300,000 shares of Warrant Stock.

            1.5 "Fair Market Value" means, on any given date, if the items to be valued are securities traded on a United States public market, the closing price of such securities (or the securities into which such securities are convertible) last reported sales price regular way or, in the case no reported sales take place on such date, the average of the reported closing bid and asked prices regular way on the principal U.S. securities exchange on which such security is listed or, if not so listed, on the Nasdaq Stock Market or, if not so quoted, the average of the closing bid and asked prices on the over-the-counter market. If the items to be valued are securities not so traded or are other property, assets or evidences of indebtedness, the "Fair Market Value" means, on any given day, the fair market value of the securities or other property, assets or evidences of indebtedness as reasonably determined in good faith by the Board of Directors of the Company; provided, that if the Holder advises the Company's Board of Directors in writing that the Holder disagrees with such determination, then the Company and the Holder shall promptly agree upon a nationally recognized investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that so originally determined by the Company's Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

            1.6 "Holder" means any Person who shall at the time be the registered holder of this Warrant.

            1.7 "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an

                                       2
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unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

            1.8   "Registration Breach" means any breach of any obligation under
Section 6 hereof.

            1.9 "SEC" means the Securities and Exchange Commission and any successor thereto.

            1.10 "Securities Act" means the Securities Exchange Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            1.11  "Termination Date" has the meaning set forth in Section 4.5.

            1.12 "Warrant" means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

            1.13 "Warrant Stock" means the Company's common stock, $.001 par value. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term "Warrant Stock" shall include stock and other securities, property and/or assets at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

      2.    EXERCISE.

            2.1 Exercise Quantity. Subject to the terms and conditions set forth below (including, without limitation, the adjustment provided for herein), this Warrant entitles the Holder to purchase from the Company up to that number of shares of Warrant Stock equal to the Exercise Quantity.

            2.2 Vesting. The shares underlying this Warrant shall vest and become exercisable immediately on the date hereof.

            2.3 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any business day beginning on the date of this Warrant through and including the Expiration Date by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and payment, as applicable, of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Exercise Price as determined in accordance with the terms hereof.

            2.4 Form of Payment. Payment of the aggregate Exercise Price, as required, may be made, as determined in the sole discretion of Holder, by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company, (iii) transfer of the Company's capital stock held by the Holder to the Company (valued at the then Fair Market Value of such stock), (iv) cancellation of undisputed indebtedness of the Company to Holder (if any) or (v) any combination of the foregoing.

            2.5 Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be surrendered by the Holder and replaced with a new Warrant of like tenor in which the maximum number of shares of Warrant Stock purchasable by the Holder shall be the maximum number of shares of Warrant Stock purchasable under the original Warrant minus the amount of shares of Warrant Stock purchased in such partial exercise.

            2.6 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares to determine the number of shares to be issued upon such exercise. If upon any exercise of this Warrant a fraction of a share would otherwise result but for the prior sentence, the Company will pay the cash value of any such fractional share, calculated on the basis of the Fair Market Value of a share.

            2.7 Net Exercise Election. The Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of the Exercise Price or of any other consideration, by the surrender of this Warrant or such portion to the Company, with the net exercise election selected in the subscription form attached hereto duly executed by the Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:

                              X = Y (A-B)
                                  -------
                                    A

where       X =   the number of shares of Warrant Stock to be issued to the
                  Holder pursuant to this Section 2.7.

            Y = the number of shares of Warrant Stock that could be acquired upon a cash exercise of the portion of this Warrant being surrendered at the time the net exercise election is made pursuant to this Section 2.7.

            A = the Fair Market Value of one share of Warrant Stock on the date immediately prior to the date the net exercise election is made pursuant to this Section 2.7.

            B = the Exercise Price at the time the net exercise election is made pursuant to this Section 2.7.

      The Company will promptly respond in writing to an inquiry by the Holder as to the then current Fair Market Value of one share of Warrant Stock.

      3. ISSUANCE OF STOCK. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, but in no event less than three business days thereafter, the Company shall issue and deliver, or cause to be issued and delivered, to the Person or Persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

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

      4. ADJUSTMENT PROVISIONS. The Exercise Quantity, character of the Warrant Stock issuable upon exercise of this Warrant (or any other securities, property or assets at the time receivable or issuable upon exercise of this Warrant or the exercise, exchange or conversion of any security receivable or issuable upon exercise of this Warrant) and the Exercise Price therefor (including the Exercise Price upon the occurrence of an Event of Default), are subject to adjustment upon the occurrence of the following events during the period beginning on the date this Warrant is issued and ending on the date this Warrant is exercised:

            4.1 Adjustment for Stock Splits. The Exercise Price, and the Exercise Quantity shall each be proportionally adjusted to reflect any stock split, or other subdivision, reverse stock split, combination of shares, or other similar event affecting the number of outstanding shares of Warrant Stock (or such other securities) immediately prior to such event.

            4.2   Adjustment for Dividends and Distributions.

            (a) If the Company shall make, issue, declare, pay, distribute or set aside, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the common stock or any Common Stock Equivalents that is payable in (i) common stock or Common Stock Equivalents (other than issuances with respect to which adjustment is made under Section 4.1), (ii) property or assets or (iii) evidences of its indebtedness, then, and in each such case; (A) the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the record date mentioned above by (if there is no such date, then the date immediately prior to the date the Company makes, issues, pays, distributes or sets aside such dividend or distribution) a fraction, the numerator of which shall be equal to the sum of (x) the total number of shares of common stock then outstanding multiplied by the Fair Market Value per share of the common stock on the record date mentioned below, minus (y) the Fair Market Value as of such record date of said shares of common stock or Common Stock Equivalents, properties, assets or evidences of indebtedness so made, issued, paid, distributed, declared or set aside, plus (z) in the case of the issuance or distribution of Common Stock Equivalents, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of such Common Stock Equivalents, and the denominator of which shall be the total number of shares of common stock then outstanding multiplied by the Fair Market Value per share of common stock on the record date mentioned above (but in no event shall such fraction be greater than 1.0) and (B) the Exercise Quantity shall be adjusted to equal the number obtained by dividing (x) the Exercise Price in effect immediately prior to such dividend or distribution multiplied by the Exercise Quantity immediately prior to such dividend or distribution by (y) the Exercise Price resulting from the adjustment made pursuant to clause (A) above. Such adjustments shall be made whenever any such dividend or distribution is (or if there is no such record date, immediately prior to the date the Company makes, issues, pays, distributes or sets aside such dividend or distribution) and shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution (or if there is no such record date, immediately prior to the date the Company makes, issues, pays, distributes or sets aside such dividend or distribution).

            (b) In the event of a distribution by the Company of stock or other securities of a subsidiary or securities convertible or exchangeable into or exercisable for such stock, then in lieu of an adjustment in the Exercise Price, the Holder of this Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior to the record date set for such dividend or distribution, all subject to further adjustment as provided in this Warrant (or if there is no such record date, immediately prior to the date the Company makes, issues, pays, distributes or sets aside such dividend or distribution).

            4.3 Adjustment for Reorganization, Consolidation or Merger. In case of any reorganization, reclassification, recapitalization or similar transaction involving the stock of the Company (or of any other entity, the stock or other securities of which are at the time receivable upon the exercise of this Warrant), after the date of this Warrant, or in case, after such date, the Company (or any such corporation) shall consolidate with or merge into another corporation, convey all or substantially all of its assets or stock to another entity or undertake a similar transaction (a "Corporate Transaction"), then, and in each such case, the Holder, upon the exercise of this Warrant at any time after the record date for the holders of stock entitled to participate in such Corporate Transaction (or if there is no such record date, immediately after the consummation of the Corporate Transaction) shall be entitled to receive, in lieu of the stock or other securities, property, assets, evidences of indebtedness, or other rights, warrants or options receivable upon the exercise of this Warrant prior to the consummation of such Corporate Transaction, the stock or other securities, property, assets, evidence of indebtedness, or other rights, warrants or options to which the Holder would have been entitled upon the consummation of such Corporate Transaction if the Holder had exercised this Warrant immediately prior thereto and assuming that any adjustment under this Section 4 that would otherwise be made in connection with the consummation of such Corporate Transaction had been made, all subject to further adjustment as provided in this Warrant, as applicable, and the successor or purchasing entity in such Corporate Transaction, (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such entity's obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities, property, assets, evidences of indebtedness, or other rights, warrants or options receivable upon the exercise of this Warrant after the consummation of such Corporate Transaction.

            4.4   Price Adjustment.

            (a) In each case where the Company, after the date of this Warrant, sells, issues or grants or becomes obligated to sell, issue or grant
(i) additional shares of its common stock at a price per share less than the Exercise Price in effect immediately prior to such sale, issuance, grant or obligation or (ii) any Common Stock Equivalents that are convertible into or exercisable or exchangeable for common stock at a price per share less than the Exercise Price in effect immediately prior to such sale, issuance, grant or obligation, then (A) the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to such sale, issuance, grant or obligation by a fraction, (1) the numerator of which is an amount equal to the sum of (x) the number of shares of common stock outstanding immediately prior to such sale, issuance, grant or obligation plus (y) (a) the aggregate consideration, if any, received by the Company upon any such sale, issuance, grant or obligation, plus, in the case of Common Stock Equivalents, the minimum aggregate amount of additional consideration payable to the Company upon the conversion, exercise or exchange thereof divided by (b) the then Exercise Price; and (2) the denominator of which is the total number of shares of common stock outstanding (including, in the case of a sale, issuance or grant of or becoming obligated to issue Common Stock Equivalents, the shares of common stock issuable upon conversion, exercise and exchange of such Common Stock Equivalents) immediately after such sale, issuance, grant or obligation; and (B) the Exercise Quantity shall be adjusted to equal the number obtained by dividing (1) the Exercise Price in effect immediately prior to such sale, issuance, grant or obligation multiplied by the Exercise Quantity in effect immediately prior to such sale, issuance, grant or obligation by (2) the Exercise Price resulting from the adjustment made pursuant to clause (A) above.

            (b) The provisions of Section 4.4(a) shall not apply to (i) the issuance of shares of the Company's common stock upon exercise of this Warrant,
(ii) the issuance of shares of the Company's common stock upon the conversion or exercise of convertible or exercisable securities issued and outstanding on the date hereof as set forth in the notes to the Company's financial statement contained in the Company's Form 10-K for the year ended December 31, 2003 filed with the SEC on March 11, 2004 and (iii) the issuance by the Company of options to acquire common stock issued to employees, officers, directors, consultants and advisors pursuant to any stock option plan or other restricted stock plan designated and approved by the Company's board of directors; provided that such options do not represent the right to acquire more than shares of common stock representing twenty percent (20%) of the Company's capital stock on a fully diluted basis, subject to adjustment as provided in Section 4.1.

            4.5 Exchange of Stock. In case all the authorized Warrant Stock of the Company is exchanged into other securities or property, assets, evidence of indebtedness or other rights, warrants, or options, or the Warrant Stock otherwise ceases to exist as a result of conversion, exchange, redemption or otherwise, then, in such case, the Holder, upon exercise of this Warrant at any time after the date on which the Warrant Stock is so exchanged or ceases to exist (the "Termination Date"), shall receive, in lieu of the Exercise Quantity immediately prior to the Termination Date (the "Former Number of Shares of Warrant Stock"), the stock and other securities and property to which the Holder would have been entitled to receive upon the Termination Date if the Holder had exercised this Warrant with respect to the Former Number of Shares of Warrant Stock immediately prior to the Termination Date and assuming that any adjustment under this Section 4 that would otherwise be made in connection with such exchange has been made, all subject to further adjustment as provided in this Warrant.

            4.6 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Exercise Price, the Exercise Quantity or the Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

            4.7 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in or change to the Exercise Price, the Exercise Quantity or in the Warrant Stock issuable upon its exercise whether pursuant to this Section 4, Section 1.4 or otherwise.

            4.8 Reservation of Stock. The Company shall at all times reserve for issuance that number of shares of Warrant Stock then issuable hereunder. If at any time the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to reserve such Warrant Stock, including, without limitation, if necessary increasing its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

            4.9 Statement of Shares. Upon the receipt by the Company of Holder's request, the Company shall as promptly as reasonably practicable prepare and deliver to the Holder a statement setting forth the Company's calculation of the number of shares of Warrant Stock issuable upon exercise of this Warrant.

            4.10 Reissue of Warrants. Holder may, at its sole option, surrender this Warrant to the Company and require that the Company execute and deliver new Warrants containing identical terms and provisions to Holder and to its participants in amounts that reflect their respective interests hereunder, as provided to the Company by the Holder.

            4.11 Most Favored Rights. The provisions of this Section 4 shall be modified as necessary so that the Holder shall have the additional benefits, if any, of the most favored provision of any other equity security, on a security by security basis, as determined by the Holder from time to time.

      5. REQUIRED NOTICES. The Company will give the Holder notice at least twenty (20) days prior to the earlier of the effective date of or any applicable record date with respect to any Corporate Transaction, or other record date for any other transaction or action by the Company which could trigger any adjustment under Section 4 herein or that could result in the conversion or exchange of all outstanding shares of Warrant Stock into or for cash, any other security or other property or assets.

      6. REGISTRATION RIGHTS. The Holder shall have, with respect to the Warrant Stock, registration rights set forth below and such rights shall be as favorable as those granted to a holder of any of the Company's equity securities from time to time. The rights granted to the Holder hereunder (and for the issuance of security into which the Warrant Stock of other securities into which the Warrant Stock or other security may be exercisable, exchangeable or convertible) shall be transferable with this Warrant and/or the Warrant Stock.

            6.1   Definitions. For purposes of this Section 6:

            (a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

            (b) Registrable Securities. The term "Registrable Securities" means: (x) the Warrant Stock and any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Warrant Stock. The term "Registrable Securities" shall include the securities, if any, that the Holder would be entitled to receive in exchange for Registrable Securities in any merger, consolidation, reorganization or similar transaction.

            (c) Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of Warrant Stock and other securities that are Registrable Securities and are then issued and outstanding.

            (d) Form S-3. The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC after the effective date of such registration;

            6.2 Automatic Registration. The Company agrees to cause the Registrable Securities issuable to the Holder to be registered under the Securities Act on an effective and current shelf registration on Form S-3 (the "Automatic Registration Statement") by filing a registration statement with the SEC prior to 5:00 p.m. Eastern Time on August 2, 2004 and as soon as reasonably practicable after the date of this Warrant but in no event later than 5:00 p.m. Eastern Time on November 2, 2004, shall cause the Automatic Registration Statement to be declared effective. The Company shall keep such shelf registration statement effective and current and shall obtain and maintain in full force and effect all related qualifications, registrations or other compliances that may be necessary under the laws of any applicable jurisdiction, including, without limitation, state securities or "blue sky" laws, until such time as all of the Registrable Securities have been sold or otherwise disposed of.

            (a) Expenses. All expenses incurred in connection with a registration pursuant to this Section 6.2 (excluding underwriters' discounts and commissions relating to shares sold by the Holder, which shall be borne by the Holder), including, without limitation, all federal, state and "blue sky" registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of one counsel for the Holder, and fees and disbursements of counsel for the Company, shall be borne by the Company.

            (b)   Not Demand Registration. Registration pursuant to this
Section 6.2 shall not be deemed to be a demand registration as described in
Section 6.3.

            6.3   Demand Registration.

            (a) Request by Holder. If at any time after the Automatic Registration Statement has been suspended or is otherwise no longer effective, the Company shall receive a written request from the Holder that the Company file a registration statement under the Securities Act on Form S-3, or other available form if Form S-3 shall not be available, covering the registration of the Registrable Securities held by Holder, then the Company shall, as soon as practicable, but in no event more than thirty (30) days after such request, file such a registration statement for the registration under the Securities Act of all Registrable Securities that the Holder requests to be registered and included in such registration, as soon as reasonably practicable thereafter, but in no event later than sixty (60) days after such filing shall cause such registration statement to be declared effective and to obtain and maintain in full force and effect all related qualifications, registrations or other compliances that may be necessary under the laws of any applicable jurisdiction, including, without limitation, state securities or "blue sky" laws.

            (b) Expenses. All expenses incurred in connection with any registration pursuant to this Section 6.3 (excluding underwriters' discounts and commissions relating to shares sold by the Holder, which shall be borne by the Holder) including, without limitation, all federal, state and "blue sky" registration, filing and qualification fees, printer's and accounting fees, fees and disbursements of one counsel for the Holder, and fees and disbursements of counsel for the Company, shall be borne by the Company.

            (c) Maintenance. The Company shall maintain the effectiveness of any registration statement filed under this Section 6.3 until such time as all of the Registrable Securities held by the Holder have been sold in accordance therewith.

            6.4 Piggyback Registrations. At any time after November 2, 2004 that a registration statement is not in effect under Section 6.2 or 6.3 hereof, and the Holder owns Registrable Securities, the Company shall notify the Holder in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements on Form S-8 relating to any employee benefit plan or on Form S-4 relating to any merger or other corporate reorganization) and will afford the Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by the Holder. If the Holder desires to include in any such registration statement all or any part of the Registrable Securities the Holder shall, within ten (10) business days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Holder wishes to include in such registration statement. If the Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein and, in any event, the Holder shall have all of its rights under Section 6 hereof.

            (a) Underwriting. If a registration statement under which the Company gives notice under this Section 6.4 is for an underwritten offering, then the Company shall so advise the Holder. In such event, the right of the Registrable Securities to be included in such a registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. The Holder proposes to distribute the Registrable Securities through such underwriting the Holder shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting; provided, however, that it shall not be considered customary to require any of the Holder to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions regarding the Company.

            (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 6.4 (excluding underwriters' discounts and commissions relating to shares sold by the Holder, which shall be borne by the Holder), including, without limitation, all federal, state and "blue sky" registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of one counsel for the Holder, and fees and disbursements of counsel for the Company, shall be borne by the Company.

            (c)   Not Demand Registration. Registration pursuant to this
Section 6.4 shall not be deemed to be a demand registration as described in
Section 6.3.

            6.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

            (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and shall cause such registration statement to become effective.

            (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) Prospectuses. Furnish to the Holder such number of copies of a prospectus, including, without limitation, a preliminary prospectus and any applicable prospectus supplement, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder that are included in such registration in accordance with the plan of distribution described in the related prospectus or prospectus supplement.

            (d) Effectiveness; Qualification. The Company shall avoid the issuance of, or if issued, obtain the prompt withdrawal of, (i) any order suspending the effectiveness or use of any registration statement covering Registrable Securities or (ii) any suspension of the qualification or registration for sale (or exemption from qualification or registration for sale) of any of the Registrable Securities as soon as practicable.

            (e) Blue Sky. Register and qualify the securities covered by such registration statement as required under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (f) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, which agreement shall be in usual and customary form (including, without limitation, customary indemnification of the underwriters by the Company), with the managing underwriter(s) of such offering. The Holder shall also enter into and perform its obligations under such an agreement.

            (g) Notification. Notify the Holder with respect to the Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, in which event the Holder shall not use such prospectus in connection with any offer or sale of the Registrable Securities until such prospectus has been appropriately amended (which the Company shall do promptly under the circumstances and deliver new prospectuses to the Holder promptly thereafter).

            (h) Opinion and Comfort Letter. If such securities are being sold through underwriters, furnish, at the request of the Holder, on the date that the Registrable Securities are delivered to the underwriters for sale, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and in the same form and substance as that provided to the underwriters of such offering, addressed to the underwriters and to the Holder requesting registration of Registrable Securities and (2) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and in the same form and substance as that provided to the underwriters of such offering, addressed to the underwriters and to the Holder requesting registration of Registrable Securities.

            (i) Company's Right to Delay If the Company provides to the Holder a certified resolution duly adopted by the Company's Board of Directors stating that, in its reasonable business judgment, it would be materially disadvantageous to the Company to disclose certain information because such disclosure would materially interfere with or otherwise adversely affect in any material respect any existing or reasonably likely acquisition, financing, corporate reorganization or other material transaction or development (a "Disadvantageous Condition"), then the Company may refrain from maintaining the current prospectus contained in the applicable registration statement (and suspend sales of Registrable Securities) until such Disadvantageous Condition no longer exists. Any notice of a Disadvantageous Condition shall set forth in general terms the reason for such determination. The Company shall promptly notify the Holder when such Disadvantageous Condition no longer exists. The Company may use its delay right under this Section 6.5(i) only once in any twelve month period for a period of time not to exceed forty-five (45) days. Notwithstanding the foregoing, the Company can only delay maintaining current such prospectus (and such suspension of sales of Registrable Securities) only if the Company shall concurrently prohibit sales by other security holders under all other registration statements then outstanding and by all of the members of the Company's Board of Directors, all of the officers of the Company and all of the stockholders of the Company that own five percent (5%) or more (including options, warrants and other exchangeable, exercisable or convertible securities ultimately exchangeable or exercisable for or convertible into common stock of the Company) of the Company's common stock.

            6.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 6.2, 6.3 or 6.4:

            (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the partners, officers, shareholders, employees, representatives and directors of the Holder, any underwriter (as determined under the Securities Act) for the Holder and each person, if any, who controls the Holder or such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state securities or blue sky laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                  (x) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

                  (y) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                  (z) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities or blue sky law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities or blue sky law in connection with the offering covered by such registration statement;

and the Company will reimburse the Holder, and each partner, officer, shareholder, employee, representative, director, underwriter and controlling person of the Holder for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent (and only to the extent) that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder.

            (b) By the Holder. To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter and each person, if any, who controls such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such officer, director, controlling person or underwriter may become subject under the Securities Act, the Exchange Act or other federal or state securities or blue sky law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such officer, director, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; and provided further, that the total amounts payable in indemnity by the Holder under this subsection, subsection (d) of this Section 6.7 or otherwise in respect of any and all Violations shall not exceed in the aggregate the net proceeds received by the Holder in the registered offering out of which such Violations arise.

            (c) Notice. Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, to the extent that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of liability except to the extent the indemnifying party is prejudiced as a result thereof.

            (d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) the Holder exercising rights under this Agreement, or any controlling person of the Holder, makes a claim for indemnification pursuant to this section, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in full in such case notwithstanding the fact that this section provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of the Holder or any such controlling person in circumstances for which indemnification is provided under this section; then, and in each such case, the Company and the Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Holder is responsible for the portion represented by the percentage that the public offering price of the Registrable Securities offered by and sold by the Holder under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company is responsible for the remaining portion. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, if the registration statement in question does not register thereon at least a majority of securities other than the Registrable Securities or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits received (as described in the previous sentence of this subsection (d)) but also the relative fault of the Company on the one hand and the Holder on the other in connection with the applicable Violation or action taken or not taken, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holder on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Holder on the other hand. The relative fault shall be determined by reference to, among other things, whether the applicable Violation relates to information supplied by or action taken or not taken by the Company on the one hand or the Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation or to take or not to take such action. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). In any such case: (x) the Holder will not be required to contribute, indemnify or otherwise pay any amount in excess of the net proceeds received by the Holder from the public offering price of all the Registrable Securities offered and sold by the Holder pursuant to such registration statement; and (y) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

            6.7 Survival. The obligations of the Company and the Holder under this Section 6.7 shall survive until the expiration of any statutes of limitation including extensions thereof.

      7.    CERTAIN COMPANY REPRESENTATIONS, WARRANTIES AND COVENANTS.

            7.1   The Company represents, warrants and covenants that:

            (a) it will at all times reserve and set apart and have, free from preemptive or stock purchase rights, a sufficient number of shares of authorized but unissued common stock and the Warrant Stock, if applicable, to provide for the issuance of the Warrant Stock upon the exercise of this Warrant (and for the issuance of any security into which the Warrant Stock or other securities into which the Warrant Stock or other security may be exercisable, exchangeable or convertible) and will take any and all actions, including without limitation, amending its Certificate of Incorporation, necessary to comply herewith;

            (b) before taking any action that would cause an adjustment reducing the Exercise Price below the then par value of the shares issuable upon exercise of this Warrant, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Warrant Stock or common stock at such adjusted Exercise Price;

            (c) the issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Warrant Stock issuable upon exercise of this Warrant;

            (d) the Company has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Stock issuable upon exercise of this Warrant and to carry out and perform its obligations under the terms of this Warrant;

            (e) all corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Warrant by the Company, the authorization, sale, issuance and delivery of the Warrant Stock issuable upon exercise of this Warrant, and the performance of the Company's obligations hereunder has been taken; and

            (f) the Warrant Stock issuable upon exercise of this Warrant, when issued in compliance with the provisions of this Warrant, will be legally and validly issued, fully paid and nonassessable, and free of any preemptive or stock purchase rights, liens, claims or any other encumbrances whatsoever, and will be issued in compliance with all applicable federal and state securities and blue sky laws;

            7.2 So long as the Holder holds this Warrant and/or any of the Warrant Stock, the Company shall deliver to the Holder: (a) promptly after mailing, copies of all notices or other written communications to the stockholders of the Company, (b) at such time, if any, as the Company is no longer timely making filings with the SEC that are available on the World Wide Web, within that number of days after the end of each fiscal year of the Company as the Company would have had to make such SEC filing if it was still making such filings, full year end financial statement audited by a certified independent accounting firm reasonably acceptable to Holder, (c) at such time, if any, as the Company is no longer timely making filings with the SEC that are available on the World Wide Web, within that number of days after the end of each fiscal quarter as the Company would have had to make such SEC filing if it was still making such filings, full quarterly financial statements and (d) within thirty (30) days after the end of each month, Company-prepared full monthly financial statements.

            7.3 No Stockholder Rights. This Warrant, by itself, as distinguished from any Warrant Stock acquired hereunder, shall not entitle the Holder to any rights of a stockholder of the Company, including, without limitation, the right to vote or consent as a stockholder of the Company; provided that nothing herein shall impair any rights granted to the Holder under the Loan Agreement or in this Agreement (including, without limitation, in Section 7.2 hereof).

      8.    REDEMPTION.

            8.1 If, at any time after thirty (30) months following the issued date of this Warrant and provided all of the shares of Warrant Stock issuable hereunder are registered pursuant to an effective and current registration statement (as contemplated by Section 6 above) which is available for sales of such shares of Warrant Stock and such registration statement continues to be effective and current for the entire Notice Period (as defined below), then upon thirty (30) days prior written notice (the "Notice Period") to each Holder, the Warrant may be redeemed, at the option of the Company, at $0.10 per share of Warrant Stock provided the market price of the Warrant Stock shall exceed four times the Exercise Price for the thirty (30) day period prior to the Notice Period and during the Notice Period. Market price for the purpose of this
Section 8.1 shall mean the average closing bid price of the Warrant Stock as reported by the principal exchange or market on which the Warrant Stock is then traded. All Warrants must be redeemed if any are redeemed.

            8.2 In case the Company shall exercise its right to redeem, it shall mail a notice of redemption to each Holder of the Warrant to be redeemed, first class, postage prepaid, not later than the thirtieth (30(th)) day before the date fixed for redemption, at their last address known by the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

            8.3 The notice of redemption shall specify the redemption price, date fixed for redemption (the "Redemption Date"), the place where the Warrant shall be delivered and the redemption price shall be paid, and that the Holder has the right to exercise the Warrant through and including 5:00 P.M. (Pacific time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, the Holder of the Warrant shall have no further rights under the Warrant except to receive, upon surrender of the Warrant, the redemption price of $0.10 per share of Warrant Stock.

      9. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, recapitalization, reclassification, consolidation, merger, dissolution, issue or sale of securities, conveyance of assets or similar transaction or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms hereof and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant. Further, the Company will take all actions to apply the protections provided to Holder under Section 4 to the Warrant Stock which is not common stock of the Company or Common Stock Equivalents to prevent the dilution of Lender's ownership interest or impairment of the Lender's rights or interest hereunder. The Company shall not effect any reorganization, recapitalization, reclassification, consolidation, merger, dissolution, issue or sale of securities, conveyance of assets or similar transactions unless prior to or simultaneously with the consummation thereof the survivor or successor entity (if other than the Company) resulting from such transaction or the entity purchasing such assets or receiving such conveyance or otherwise succeeding to the rights and/or assets of the Company shall assume by written instrument satisfactory to the Holder executed and sent to such Holder, the obligation to deliver to such Holder such shares of stock, securities, assets (including cash), property, evidences of indebtedness or other rights, warrants or options as such Holder may be entitled to receive hereunder, and containing the express assumption by such successor entity of the due and punctual performance and observance of every provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder.

      10. ATTORNEYS' FEES. In the event any party engages the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including reasonable attorneys' fees and expenses.

      11. GOVERNING LAW. This Warrant shall be governed by and construed under the internal laws of the State of California, without reference to principles of conflict of laws thereof.

      12. HEADINGS. The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

      13. NOTICES. Any notice required or permitted under this Warrant shall be given in accordance with the terms of Section 10 of the Loan Agreement and such terms are herein incorporated by reference.

      14. AMENDMENT; WAIVER. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon the Holder, each future holder of such securities, the Company and the Company's successor and permitted assigns.

      15. SEVERABILITY. In case any provision of this Warrant shall be held to be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Warrant, and in either case the validity, legality and enforceability of the remaining provisions of this Warrant and the future application of such provision shall not in any way be affected or impaired thereby.

      16. SUCCESSORS AND ASSIGNS. This Warrant may not be assigned or otherwise transferred by the Company without the written consent of the Holder. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and permitted assigns.

SUPERCONDUCTOR TECHNOLOGIES, INC.

By:__________________________________
   Name: M. Peter Thomas
   Title: Chief Executive Officer

Facsimile: (805) 683-9496
Attention: M. Peter Thomas

AGILITY CAPITAL, LLC

By:__________________________________

   Name:  Robert L. Skinner
   Title: Chief Executive Officer

Facsimile: (805) 568-0427
Attention: Robert L. Skinner

                                    EXHIBIT 1

                              FORM OF SUBSCRIPTION
                  (To be signed only upon exercise of Warrant)

To:  Superconductor Technologies, Inc.

      (1)   [ ]   The undersigned Holder hereby elects to purchase ________
shares of Warrant Stock, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

                                     - OR -

            [ ]   Net Exercise Election. The undersigned Holder elects to
convert the Warrant into ___________ shares of Warrant Stock by net exercise election pursuant to Section 2.7 of the Warrant.

                      [CHECK PARAGRAPH ABOVE THAT APPLIES]

      (2) Please issue a certificate representing _______________ shares of Warrant Stock in the name of specified below:

_____________________________________
(Name)

_____________________________________
(Address)

_____________________________________
(City, State, Zip Code)

_____________________________________
(Federal Tax Identification Number)

_____________________________________
(Date)

_____________________________________
(Signature of Holder)

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